Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in Amendment Number 1 to Registration Statement on Form SB-2 of our report dated March 20, 2006, relating to the consolidated financial statements of U.S. Gold Corporation as of December 31, 2005 and for the years ended December 31, 2004 and 2005, and the reference to our firm as experts in the prospectus which is a part of the registration statement.

August 24, 2006
Denver, Colorado

STARK • WINTER • SCHENKEIN & CO., LLP • Certified Public Accountants • Financial Consultants

7535 EAST HAMPDEN AVENUE • SUITE 109 • DENVER, COLORADO 80231

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